Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements of German American Bancorp on Form S-3 (File No. 33-92202) and Form S-8 (File No. 333-80605, 333-81837, and 333-81839) of our report, dated February 11, 2000, on the consolidated financial statements of German American Bancorp as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which report is incorporated by reference in this Form 10-K.



                                                 Crowe, Chizek and Company LLP

March 27, 2000
Indianapolis, Indiana